UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): November 2, 2021

CUSTOM TRUCK ONE SOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Independence Avenue Kansas City, Missouri		64125
(Address of principal executive offices)		(Zip code)
(816) 241-4888
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	CTOS	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	CTOS.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2021, Custom Truck One Source, Inc. (the “Company”) entered into an employment agreement with each of Fred Ross, Chief Executive Officer of the Company, and Bradley Meader, Chief Financial Officer of the Company. The material terms of these agreements are summarized below.
Fred Ross. The Company and Mr. Ross entered into an employment agreement, pursuant to which Mr. Ross will continue to serve as Chief Executive Officer for an initial term of five years, subject to automatic renewal for successive one-year periods, and will continue to serve on or be nominated to the Board of Directors of the Company (the “Board”) as a Class B director for so long as Mr. Ross remains Chief Executive Officer. Pursuant to the employment agreement, Mr. Ross is entitled to receive: (i) a base salary of $850,000; (ii) an annual cash bonus equal to 50% of his base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its compensation committee; and (iii) equity awards under the Company’s Amended and Restated 2019 Omnibus Incentive Plan (the “Plan”), as determined by the Board or its compensation committee, in the form of time- and performance-based restricted stock units. In addition, if a change in control (as defined in the Plan) in which the consideration payable for shares of the Company’s common stock is comprised of at least 80% cash occurs after the effective date of Mr. Ross’ employment agreement and prior to April 1, 2024 and Mr. Ross remains in continuous employment with the Company through the change in control, Mr. Ross will receive a one-time cash transaction bonus equal to (a) the total consideration payable in the change in control with respect to Mr. Ross’ then-vested equity awards that were granted in 2021 if such change in control occurs prior to April 1, 2023 or (b) the total consideration payable in the change in control with respect to Mr. Ross’ then-vested equity awards that were granted in 2023 if such change in control occurs on or after April 1, 2023 and before April 1, 2024. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. Ross, pursuant to which Mr. Ross is subject to certain restrictive covenants, including confidentiality, non-disparagement and 24-month post-termination non-competition and non-solicitation covenants.
Under the employment agreement, in the event that Mr. Ross’ employment is terminated either by the Company without “cause” or by Mr. Ross for “good reason” (as such terms are defined therein) or in connection with the non-renewal of the term of employment by the Company, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Ross would be entitled to: (i) two times his base salary, payable in installments during the 24-month period following his termination; (ii) any prior year’s earned but unpaid annual bonus; (iii) a pro-rated annual bonus for the year of termination based on actual performance; and (iv) continued participation in the Company’s group health plan for up to 24 months. In the event that Mr. Ross’ employment is terminated due to his death or disability, Mr. Ross or his estate or beneficiaries would be entitled to continued participation in the Company’s group health plan for up to 12 months.
Bradley Meader. The Company and Mr. Meader entered into an employment agreement, pursuant to which Mr. Meader will continue to serve as Chief Financial Officer for an initial term of five years, subject to automatic renewal for successive one-year periods. Pursuant to the employment agreement, Mr. Meader is entitled to receive: (i) a base salary of $450,000; (ii) an annual cash bonus equal to 50% of his base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its compensation committee; and (iii) equity awards under the Plan, as determined by the Board or its compensation committee, in the form of time- and performance-based restricted stock units. In addition, if a change in control in which the consideration payable for shares of the Company’s common stock is comprised of at least 80% cash occurs after the effective date of Mr. Meader’s employment agreement and prior to April 1, 2024 and Mr. Meader remains in continuous employment with the Company through the change in control, Mr. Meader will receive a one-time cash transaction bonus equal to (a) the total consideration payable in the change in control with respect to Mr. Meader’s then-vested equity awards that were granted in 2021 if such change in control occurs prior to April 1, 2023 or (b) the total consideration payable in the change in control with respect to Mr. Meader’s then-vested equity awards that were granted in 2023 if such change in control occurs on or after April 1, 2023 and before April 1, 2024. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. Meader, pursuant to which Mr. Meader is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.
Under the employment agreement, in the event that Mr. Meader’s employment is terminated either by the Company without “cause” or by Mr. Meader for “good reason” (as such terms are defined therein) or in connection with the non-renewal of the term of employment by the Company, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Meader would be entitled to: (i) 100% of his base salary, payable in installments during the 12-month period following his termination; (ii) any prior year’s earned but unpaid annual bonus; (iii) a pro-rated annual bonus for the year of termination based on actual performance; and (iv) continued participation in the Company’s group health plan for up to 12 months. In the event that Mr. Meader’s employment is terminated due to his death or disability, Mr. Meader or his estate or beneficiaries would be entitled to continued participation in the Company’s group health plan for up to 12 months.

The foregoing descriptions of the employment agreements with each of Mr. Ross and Mr. Meader do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated November 2, 2021, by and between Fred Ross and Custom Truck One Source, Inc.
10.2	Employment Agreement, dated November 2, 2021, by and between Bradley Meader and Custom Truck One Source, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 8, 2021	Custom Truck One Source, Inc.

/s/ Bradley Meader
Bradley Meader Chief Financial Officer